      As filed with the Securities and Exchange Commission on April 5, 2002
                                                           Registration No. 333-

         ===============================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               ---------------------------------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
               ---------------------------------------------------
                         YORK INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)


              Delaware                             13-3473472
   (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)             Identification No.)

         631 South Richland                           17403
         York, Pennsylvania                         (Zip Code)
   (Address of Principal Executive
              Offices)

     York International Corporation Amended and Restated 1992 Employee Stock
                                 Purchase Plan
                            (Full title of the plan)


                                  Jane G. Davis
                  Vice President, Secretary and General Counsel
                         York International Corporation
                            631 South Richland Avenue
                            York, Pennsylvania 17403
                     (Name and address of agent for service)

                                 (717) 771-7890
          (Telephone number, including area code, of agent for service)

                                     copy to

                         Thomas D. Washburne, Jr., Esq.
                             Michael W. Conron, Esq.
                        Venable, Baetjer and Howard, LLP
                           2 Hopkins Plaza, Suite 1800
                            Baltimore, Maryland 21201
                                 (410) 244-7400

                         CALCULATION OF REGISTRATION FEE


   Title of                               Proposed
  Securities                              maximum           Proposed maximum       Amount of
     to be             Amount to be    offering price           aggregate        Registration
  registered            registered       per share*          offering price          Fee
---------------        ------------    --------------       ----------------     ------------
 Common Stock            500,000         $   35.65             $17,825,000          $1640
$.005 Par Value           Shares

* Calculated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h), based upon the reported closing price of York International Corporation Common Stock on the New York Stock Exchange, Inc. on April 2, 2002

                                     PART II

                          PRIOR REGISTRATION STATEMENT

      This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the registrant in connection with its Amended and Restated 1992 Employee Stock Purchase Plan (the "Plan"). The Registrant filed a registration statement on Form S-8, on August 26, 1992 (File No. 33-51374) (the "Prior Registration Statement") in respect of shares of Common Stock to be offered pursuant to the Plan. The Prior Registration Statement is currently effective. The contents of the Prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

       Exhibit Number                    Description
       --------------                    -----------
            5.1         Opinion of Jane G. Davis

            23.1        Consent of Jane G. Davis (included in Exhibit 5.1)

            23.2        Consent of KPMG LLP

            24.1        Powers of Attorney

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of York, Commonwealth of Pennsylvania, on April 5, 2002.

                                   YORK INTERNATIONAL CORPORATION



                                   By:/s/ Jane G. Davis
                                   ---------------------------------------------
                                          Jane G. Davis
                                          Vice President, Secretary and
                                          General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            *                                         January 24, 2002
------------------------------
Michael R. Young
President and Chief Executive Officer
and Director


            *                                         January 24, 2002
------------------------------
C. David Myers, Vice President and
Chief Financial Officer


            *                                         January 24, 2002
------------------------------
David R. Heck, Controller


            *                                         January 24, 2002
------------------------------
Gerald C. McDonough, Chairman


            *                                         January 24, 2002
------------------------------
W. Michael Clevy, Director

            *                                         January 24, 2002
------------------------------
Malcolm W. Gambill, Director


            *                                         January 24, 2002
------------------------------
John Roderick Heller, III, Director


            *                                         January 24, 2002
------------------------------
Robert F. B. Logan, Director


            *                                         January 24, 2002
------------------------------
Paul J. Powers, Director


            *                                         January 24, 2002
------------------------------
Donald M. Roberts, Director


            *                                         January 24, 2002
------------------------------
James A. Urry, Director


*By   /s/ Jane G. Davis
      -----------------
      Jane G. Davis
      Attorney-in-Fact